EXHIBIT 3.103
United States of America
The State or Washington
Secretary of State
     I, SAM REED, Secretary of. State of the State of Washington and custodian of its seal, hereby issue this
CERTIFICATE OF FORMATION
to
WESTERN WASHINGTON HEALTHCARE, LLC
     a/an WA Limited Liability Company. Charter documents are effective on the date indicated below.
Date: 6/18/2004
UBI Number: 602-405-282
APPID: 110245
     [SEAL]
     Given under my hand and the Seal of the State of Washington at Olympia, the State Capital

/s/ Sam Reed
Sam Reed, Secretary of State

State of Washington	APPLICATION TO FORM
Secretary of State	A LIMITED LIABILITY COMPANY
• Please PRINT or TYPE in black ink	(Per Chapter 25.15 RCW)

• Sign, date and return original AND ONE COPY to:	FEE: $175
CORPORATIONS DIVISION
801 CAPITOL WAY SOUTH — PO Box ___	EXPEDITED (24-HOUR) SERVICE AVAILABLE - $20 PER ENTITY
OLYMPIA, WA 98504-0234	INCLUDE FEE AND WRITE “EXPEDITE” IN BOLD LETTERS ON OUTSIDE OF ENVELOPE

• BE SURE TO INCLUDE FILING FEE. Check should be made payable to “Secretary of State”
FOR OFFICE USE ONLY
Filed: ___/___/____ ___ 602405282
CORPORATION NUMBER:
Important Person to contact about this filing	Daytime Phone Number (with area code)
CERTIFICATE OF FORMATION
NAME OF LIMITED LIABILITY COMPANY (LLC) (Must contain the word “Limited Liability Company” “Limited Liability Co.” “L. L. C”- or “LLC’)
     Western Washington Healthcare, LLC
ADDRESS OF LLC’S PRINCIPAL PLACE OF BUSINESS
Street Address (Required) One Park Plaza                      city Nashville                     State TN                     ZIP 37203
PO Box (Optional — Must be in same city as street address _______________ ZIP (If different than street ZIP) ________________
EFFECTIVE DATE OF LLC (Specified effective date may be up to 90 days AFTER receipt of the document by the Secretary of State)

☐ Specific Date:	☑ Upon filing by the Secretary of State

DATE OF DISSOLUTION (If applicable)	MANAGEMENT OF LLC IS VESTED IN ONE OR MORE MANAGERS
☑Yes ☐ No
>>>>PLEASE ATTACH ANY OTHER PROVISIONS THE LLC ELECTS TO INCLUDE<<<<
NAME AND ADDRESS OF WASHINGTON STATE REGISTERED AGENT
Name C T Corporation System
Street Address (Required) 520 Pike Street                      City Seattle,                     State WA                      ZIP 98101
PO Box (Optional — Must be in same city as street address) __________________ ZIP (If different than street ZIP)____________
I consent to serve as Registered Agent in the State of Washington for the above named LLC. I understand it will be my responsibility to accept Service of Process on behalf of the LLC; to forward mail to the LLC; and to immediately notify the Office of the Secretary of State if I resign or change the Registered Office Address.

/s/ Mary R. Adams	Mary R. Adams, Assistant Secretary	06/17/2004

Signature of Agent	Printed Name	Date
NAMES ADDRESSES OF EACH PERSON EXECUTING THIS CERTIFICATE (If necessary, attach additional names and addresses)

Printed Name	Dora A. Blackwood

Address	One Park Plaza
Printed Name
Address
Printed Name
Address

Signature	/s/ Dora A. Blackwood

City Nashville State TN ZIP 37203
Signature

City ______________ State ________ Zip_________
Signature
City ______________ State ________ Zip_________

INFORMATION AND ASSISTANCE — 360/753-7115 (TDD — 360/753 — 1485)
Filed
Secretary of State
June 18, 2004
State of Washington